Exhibit 3.1
                THE COMMONWEALTH OF MASSACHUSETTS

         OFFICE OF THE MASSACHUSETTS SECRETARY OF STATE
               MICHAEL JOSEPH CONNOLLY, Secretary
        ONE ASHBURTON PLACE, BOSTON, MASSACHUSETTS 02108

                   ARTICLES OF AMENDMENT          Federal Identification
           General Laws, Chapter 156B, Section 72 No. 04-2068530

We         Arthur L. Goldstein                    President
           Stephen Korn                           Clerk of

           Ionics, Incorporated
_____________________________________________________________
                   (EXACT Name of Corporation)

located at: 65 Grove Street, Watertown
_____________________________________________________________
             (MASSACHUSETTS Address of Corporation)

do hereby certify that these ARTICLES OF AMENDMENT affecting
Articles NUMBERED:
________________________3____________________________________
 (Number those articles 1,2,3,4,5 and/or 6 being amended hereby)
        Restated
of the /Articles of Organization were duly adopted at a meeting held on May 7 1992, by vote of:

4,997,715 shares of Common Stock out of 6,868,283 shares outstanding, type, class & series,(if any)
          shares of              out of           shares outstanding, and
                type, class & series,(if any)
          shares of              out of           shares outstanding,
                type, class & series,(if any)

CROSS OUT  being at least a majority of each type, class or series
INAPPLI-   outstanding and entitled to vote thereon:-(1)
CABLE      being at least two-thirds of each type, class or series
CLAUSE outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:-(2)


          (1) For amendments adopted pursuant to Chapter 156B, Section 70.
          (2) For amendments adopted pursuant to Chapter 156B, Section 71.

          Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate
          8 1/2 x 11 sheets of paper leaving a left-hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each amendment requiring each such addition is clearly indicated.

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To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:
    WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
  _____________________________  ______________________________________
  TYPE         NUMBER OF SHARES  TYPE       NUMBER OF SHARES  PAR VALUE
  _____________________________  ______________________________________
  COMMON:         None           COMMON:       18,000,000       $1
  ..........................     ....................................
  ..........................     ....................................
  _____________________________  ______________________________________
  PREFERRED:      None           PREFERRED:    None
  ..........................     ....................................
  ..........................     ....................................
  _____________________________  ______________________________________

CHANGE the total authorized to:
    WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
  _____________________________  ______________________________________
  TYPE         NUMBER OF SHARES  TYPE       NUMBER OF SHARES  PAR VALUE
  _____________________________  ______________________________________
  COMMON:         None           COMMON:       30,000,000       $1
  ..........................     ....................................
  ..........................     ....................................
  _____________________________  ______________________________________
  PREFERRED:      None           PREFERRED:    None
  ..........................     ....................................
  ..........................     ....................................
  _____________________________  ______________________________________








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The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date. EFFECTIVE DATE:_______________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 7th day of May, in the year 1992.

     /s/Arthur L. Goldstein                      President

     /s/Stephen Korn                             Clerk

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[STAMP]  SECRETARY OF
         COMMONWEALTH

         592 MAY -8 PM 12:21

                     THE COMMONWEALTH OF MASSACHUSETTS

                           ARTICLES OF AMENDMENT

                  GENERAL LAWS, CHAPTER 156B, SECTION 72



              I hereby approve the within articles of amendment
           and the filing fee in the amount of $12,000.00 having
          been paid, said articles are deemed to have been filed
                    with me this 8th day of May, 1992.


                          /s/Michael J. Connolly
                          MICHAEL JOSEPH CONNOLLY
                            Secretary of State













         TO BE FILLED IN BY CORPORATION

         PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT



     TO:    Stephen Korn, Vice President and General Counsel

            Ionics, Incorporated
            65 Grove Street, Watertown, MA  02172
         Telephone:  (617)926-2500, Ext. 450

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